                                   EXHIBIT 12

               Computation of Ratio of Earnings to Fixed Charges
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

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                                                        Twelve Months
  Dollars in millions                                            1999

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
  Earnings:
    Net income                                            $     2 055
    Add: income taxes                                           1 059
    Less: equity in undistributed income
      of all affiliates accounted for by
      the equity method                                            71
    Add: fixed charges, excluding interest
      on deposits                                               7 207

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  Earnings available for fixed charges,
    excluding interest on deposits                             10 250
  Add: interest on deposits                                     2 253

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  Earnings available for fixed charges,
    including interest on deposits                             12 503

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Fixed charges:
  Interest expense, excluding interest on
    deposits                                                    7 176
  Interest factor in net rental expense                            31

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  Total fixed charges, excluding interest
    on deposits                                                 7 207
  Add: interest on deposits                                     2 253

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Total fixed charges, including interest
    on deposits                                                 9 460

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Ratio of earnings to fixed charges:
  Excluding interest on deposits                                 1.42
  Including interest on deposits                                 1.32

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

                                   EXHIBIT 12

Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock
                                   Dividends
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

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Dollars in millions                                                Twelve Months
                                                                            1999

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
Earnings:
  Net income                                                             $ 2 055
  Add: income taxes                                                        1 059
  Less: equity in undistributed income
    of all affiliates accounted for by
    the equity method                                                         71
  Add: fixed charges, excluding interest
    on deposits, and preferred stock
    dividends                                                              7 260

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  Earnings available for fixed charges,
    excluding interest on deposits                                        10 303
  Add: interest on deposits                                                2 253

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  Earnings available for fixed charges,
    including interest on deposits                                        12 556

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Fixed charges:
 Interest expense, excluding interest on
 deposits                                                                  7 176
 Interest factor in net rental expense                                        31
 Preferred stock dividends                                                    53

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Total fixed charges, excluding interest
    on deposits                                                            7 260
  Add: interest on deposits                                                2 253

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Total fixed charges, including interest
    on deposits                                                            9 513

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Ratio of earnings to fixed charges:
  Excluding interest on deposits                                            1.42
  Including interest on deposits                                            1.32

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